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                                                                     EXHIBIT 4.3

                        GRANITE BROADCASTING CORPORATION

                                       TO

                              THE BANK OF NEW YORK,
                                   AS TRUSTEE

                                ----------------

                          FIRST SUPPLEMENTAL INDENTURE

                          DATED AS OF DECEMBER 19, 2003

                                       TO

                                    INDENTURE

                            DATED AS OF MAY 11, 1998

                                ----------------

                       8 - 7/8% SENIOR SUBORDINATED NOTES

                                DUE MAY 15, 2008

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         FIRST SUPPLEMENTAL INDENTURE, dated as of December 19, 2003 (this
"First Supplemental Indenture"), between Granite Broadcasting Corporation, a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

         WHEREAS, the Company and the Trustee executed an Indenture, dated as of May 11, 1998 between the Company and the Trustee (the "Indenture"), in respect of the Company's 8-7/8% Senior Subordinated Notes due May 15, 2008 (the "Notes");

         WHEREAS, Section 902 of the Indenture provides that modifications and amendments to the Indenture may be made and indentures supplemental to the Indenture may be entered into by the Company and the Trustee with the consent of the holders (the "Holders") of not less than a majority in principal amount of the Notes outstanding, except for certain specific events which require the unanimous consent of the Holders of the Notes;

         WHEREAS, the Company undertook an offer to purchase and consent solicitation pursuant to a statement dated December 9, 2003, offering to purchase the Holders' Notes for cash and requesting that the Holders give their consent to implement the amendments to the Indenture set forth in this First Supplemental Indenture (the "Amendments");

         WHEREAS, the Company has received the consents of the Holders of not less than a majority in principal amount outstanding of the Notes consenting to the substance of the Amendments set forth in this First Supplemental Indenture;

         WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture a valid, binding, and legal instrument in accordance with the terms of the Indenture have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized; and

         WHEREAS, in accordance with the terms of the Indenture, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture.

         NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of Notes, as follows:

                                    ARTICLE I

                                   AMENDMENTS

         Section 101. Indenture Amendments. The Indenture is hereby amended as follows:

         (a) The table of contents of the Indenture is hereby amended by (i) replacing the heading "Mergers, Consolidations and Certain Sales of Assets" appearing next to Section 801 with the heading "[intentionally omitted]"; (ii) replacing the heading "Successor Substituted" appearing next to Section 802 with the heading "[intentionally omitted]"; (iii) replacing the heading "Limitation on Company Debt" appearing next to
         Section 1008 with the heading "[intentionally omitted]"; (iv) replacing the heading "Limitation on Certain Debt" appearing next to Section 1009 with the heading "[intentionally omitted]";

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         (v) replacing the heading "Limitation on Restricted Payments" appearing next to Section 1010 with the heading "[intentionally omitted]"; (vi) replacing the heading "Limitations Concerning Distributions by and Transfers to Subsidiaries" appearing next to Section 1011 with the heading "[intentionally omitted]"; (vii) replacing the heading "Limitation on Transactions with Affiliates" appearing next to Section 1012 with the heading "[intentionally omitted]"; (viii) replacing the heading "Limitation on Certain Asset Dispositions" appearing next to
         Section 1013 with the heading "[intentionally omitted]"; (ix) replacing the heading "Limitation on Issuances and Sales of Capital Stock of Wholly Owned Subsidiaries" appearing next to Section 1014 with the heading "[intentionally omitted]"; (x) replacing the heading
         "Limitation on Liens Securing Company Subordinated Debt" appearing next to Section 1015 with the heading "[intentionally omitted]"; (xi) replacing the heading "Limitation on Guarantees of Company Subordinated Debt" appearing next to Section 1016 with the heading "[intentionally omitted]"; (xii) replacing the heading "Change of Control" appearing next to Section 1017 with the heading "[intentionally omitted]"; and
         (xiii) replacing the heading "Provision of Financial Information" appearing next to Section 1018 with the heading "[intentionally omitted]".

         (b) The definitions of "Asset Disposition", "Attributable Value", "Average Life", "Capital Lease Obligation", "Change of Control", "Consolidated Cash Flow", "Consolidated Income Tax Expense", Consolidated Interest Expense", "Consolidated Net Income", "Disqualified Stock", "Incur", "Investment", "Lien", "Local Marketing Agreement", "Net Available Proceeds", "Permitted Holder", "Permitted Television Investment", "Preferred Stock", "Pro Forma Consolidated Cash Flow" and "Sale and Leaseback Transaction", which are set forth in
         Section 101 of the Indenture are deleted in their entirety.

         (c) Sections 501(3), 501(4), 501(5) and 501(10) are each amended by deleting the text in its entirety and inserting in lieu thereof "[intentionally omitted]".

         (d) Article Eight is amended by deleting the text of Sections 801 and 802 in their entirety and inserting in lieu thereof "[intentionally omitted]".

         (e) Sections 1008, 1009, 1010, 1011, 1012, 1013, 1014, 1015, 1016, 1017
         and 1018 are each amended by deleting the text in its entirety and inserting in lieu thereof "[intentionally omitted]".

         Section 102. Mutatis Mutandi Effect. The Indenture, as supplemented, is hereby amended mutatis mutandi to reflect the amendment of each of the defined terms incorporated in the Indenture pursuant to Section 101 above.

                                   ARTICLE II

                             MISCELLANEOUS PROVISONS

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         Section 201. Terms Defined. For all purposes of this First Supplemental
Indenture, except as otherwise defined herein, capitalized terms used in this First Supplemental Indenture shall have the meanings ascribed to such terms in the Indenture.

         Section 202. Indenture. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all their terms shall remain in full force and effect. From and after the effectiveness of this First Supplemental Indenture, any reference to the Indenture shall mean the Indenture as so amended by this First Supplemental Indenture.

         Section 203. Governing Law. The internal laws of the State of New York shall govern this First Supplemental Indenture, without regard to the principles of conflicts of law thereof.

         Section 204. Successors. All agreements of the Company and the Trustee in this First Supplemental Indenture, the Indenture and the Notes shall bind their respective successors and assigns. This First Supplemental Indenture shall be binding upon each Holder of Notes and their respective successors and assigns.

         Section 205. Multiple Counterparts. The parties may sign multiple counterparts of this First Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together shall represent the same agreement.

         Section 206. Effective Date of this First Supplemental Indenture. This First Supplemental Indenture and the Amendments to Sections 101, 501(3), 501(4), 501(5), 501(10), 801, 802, 1008, 1009, 1010, 1011, 1012, 1013, 1014, 1015, 1016,
1017 and 1018 shall be effective pursuant to Section 904 of the Indenture immediately upon execution by the Company and delivery to and execution by the Trustee of this First Supplemental Indenture.

         Section 207. Trustee Disclaimer. The Trustee accepts the amendment of the Indenture effected by this First Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to
(i) the validity, efficacy, or sufficiency of this First Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company by corporate action or otherwise, or (iii) the due execution hereof by the Company and the Trustee makes no representation with respect to any such matters.

         Section 208. Separability Clause. In case of any clause of this First Supplemental Indenture shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.

                                         GRANITE BROADCASTING CORPORATION
                                           as Issuer

                                         By: /s/ Lawrence I. Wills
                                             -------------------------------
                                            Name:   Lawrence I. Wills
                                            Title:  Senior Vice President

                                         THE BANK OF NEW YORK
                                           as Trustee

                                         By: /s/ Julie Salovitch - Miller
                                             -------------------------------
                                            Name:   Julie Salovitch - Miller
                                            Title:  Vice President